Exhibit 10.3

POLICY REGARDING THE RECOUPMENT OF CERTAIN
PERFORMANCE-BASED COMPENSATION PAYMENTS

The Board of Directors or Compensation Committee shall, in such circumstances as it determines to be appropriate, require reimbursement of all or a portion of any performance-based short or long-term cash or equity incentive payments to an employee at the level of vice-president or above where: (1)  the amount of, or the number of shares included in, any such payment was calculated based on the achievement of financial results that were subsequently the subject of an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws; (2) the need for the accounting restatement was identified within 3 years after the date of the first public issuance or filing of the financial results that were subsequently restated; and (3) a lesser payment of cash or shares would have been made to the employee based upon the restated financial results.  This policy does not limit any other remedies the Company may have available to it in the circumstances, which may include, without limitation, dismissing the employee or initiating other disciplinary procedures.  The provisions of this policy are in addition to (and not in lieu of) any rights to repayment the Company may have under Section 304 of the Sarbanes-Oxley Act of 2002 and other applicable laws.